Supplemental Financial & Operating Information SECOND QUARTER ENDED JUNE 30, 2018

CORPORATE OVERVIEW NYSE:SRC About Spirit Spirit Realty Capital, Inc., (NYSE: SRC) is a premier net-lease real estate investment trust (REIT) that primarily invests in high-quality, operationally essential retail real estate, subject to long-term net leases. Over the past decade, Spirit has become an industry leader and owner of income-producing, strategically located retail, industrial, office and data center properties focused on providing superior risk- adjusted returns and steady dividend growth for our stockholders. As of June 30, 2018, our diversified portfolio was composed of 1,512 properties, including properties securing mortgage loans. Our properties, with an aggregate gross leasable area of approximately 27.7 million square feet, are leased to 250 tenants across 49 states and 32 tenant industries. Corporate Headquarters Transfer Agent Investor Relations 2727 N. Harwood St., American Stock Transfer (972) 476-1403 Suite 300 & Trust Company, LLC InvestorRelations@spirit Dallas, Texas 75201 Phone: 866-703-9065 realty.com Phone: 972-476-1900 www.amstock.com www.spiritrealty.com Q2 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2018 2

TABLE OF CONTENTS NYSE:SRC Portfolio and Financial Overview 4 Condensed Consolidated Statements of Operations 5 Funds and Adjusted Funds From Operations 6 Consolidated Balance Sheets 7 Capitalization and Debt Summary 8 Investment and Disposition Activity 11 Tenant / Industry / Portfolio Diversification 14 Same Store Contractual Rent 18 Occupancy 19 Lease Summary 20 Net Asset Value (NAV) Components 21 Analyst Coverage 22 Appendix: 23 Reporting Definitions and Explanations 24 Non-GAAP Reconciliations 28 Forward-Looking Statements and Risk Factors 29 Q2 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2018 3

PORTFOLIO AND FINANCIAL OVERVIEW

$ in thousands

Portfolio Data	
Total Real Estate Investments	$ 4,919,071
Owned Properties	1,458
Properties Securing Mortgage Loans	54
Total Properties	**1,512**
Tenants	250
Tenant Industries	32
States	49
Weighted Average Remaining Lease Term (Years)	9.6
Occupancy	99.6%

Financial Ratios	Quarter Ended June 30, 2018
Adjusted Debt / Enterprise Value	33.9%
Adjusted Debt / Annualized Adjusted EBITDA*re*	3.6x
Adjusted Debt + Preferred / Annualized Adjusted EBITDA*re*	4.0x
Fixed Charge Coverage Ratio	3.3x
Unencumbered Assets / Unsecured Debt	3.5x

Capitalization	
Common Market Equity	$ 3,426,028
Preferred Share Liquidation Value	$ 172,500
Total Capitalization	$ 3,598,528
Total Adjusted Debt	$ 1,841,988
Enterprise Value	$ 5,440,280
Outstanding Shares of Common Stock [(1)]	426,653,492

[(1)] Total outstanding shares as of June 30, 2018, less 1.9 million unvested restricted shares.

	Top 10 Tenants	Properties	Percent of Contractual Rent
1	Walgreen Company	41	3.8%
2	Cajun Global, LLC	170	3.5%
3	Alimentation Couche-Tard, Inc.	82	3.2%
4	The Home Depot, Inc.	7	3.0%
5	CVS Caremark Corporation	36	2.6%
	Top 5 Total	**336**	**16.1%**
6	GPM Investments, LLC	105	2.4%
7	AB Acquisition, LLC	16	2.0%
8	PetSmart, Inc.	4	1.7%
9	Ferguson Enterprises, Inc.	7	1.7%
10	BJ's Wholesale Club, Inc.	4	1.6%
	Top 10 Total	**472**	**25.5%**

Corporate Liquidity	
Cash and Cash Equivalents	$ 9,289
Availability Under Revolving Credit Facility	453,500
Availability Under Term Loan	420,000
Total	**$ 882,789**

Unencumbered Assets	Properties	Real Estate Investment
Retail	1,075	$ 3,389,520
Industrial	20	246,435
Office	27	176,526
Data Centers	3	56,748
Total	**1,125**	**$ 3,869,229**

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q2 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2018 4

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS $ in thousands NYSE:SRC (Unaudited) Three Months Ended June 30, Six Months Ended June 30, 2018 2017 2018 2017 Revenues Rentals $ 95,599 $ 102,918 $ 193,238 $ 204,299 Interest income on loans receivable 294 754 1,289 1,527 Earned income from direct financing leases 465 518 930 1,130 Tenant reimbursement income 2,637 4,172 6,505 7,652 Related party fee income 2,219 — 2,219 — Other income 1,245 308 1,817 559 Total revenues 102,459 108,670 205,998 215,167 Expenses General and administrative (G&A) (1) 13,520 21,868 28,810 34,044 Property costs (including reimbursable) 4,806 7,780 10,357 14,013 Real estate acquisition costs 70 414 117 674 Interest 23,548 28,051 46,601 55,857 Depreciation and amortization 39,942 43,441 80,636 87,316 Impairments 1,478 10,074 4,975 37,957 Total expenses 83,364 111,628 171,496 229,861 Income (loss) from continuing operations before other income and income tax 19,095 (2,958) 34,502 (14,694) expense Other income: Gain (loss) on debt extinguishment 5,509 7 27,092 (23) (Loss) gain on disposition of assets (860) 6,884 391 11,897 Preferred dividend income from SMTA 1,250 — 1,250 — Total other income 5,899 6,891 28,733 11,874 Income (loss) from continuing operations before income tax expense 24,994 3,933 63,235 (2,820) Income tax expense (177) (160) (340) (277) Income (loss) from continuing operations 24,817 3,773 62,895 (3,097) (Loss) income from discontinued operations (7,653) 19,433 (15,013) 39,132 Net income and total comprehensive income 17,164 23,206 47,882 36,035 Dividends paid to preferred stockholders (2,588) — (5,176) — Net income attributable to common stockholders $ 14,576 $ 23,206 $ 42,706 $ 36,035 (1) Included within G&A expenses for the three and six months ended June 31, 2018 is $1.4 million of accelerated stock compensation expense recorded for the early vesting of certain awards in conjunction with the Spin-Off. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q2 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2018 5 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

SPIRIT REALTY

FUNDS AND ADJUSTED FUNDS FROM OPERATIONS (FFO/AFFO)

$ in thousands, except share and per share amounts

(Unaudited)	Month Ended June 30, 2018[1]	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017
Net income attributable to common stockholders	$ 2,558	$ 14,576	$ 23,206	$ 42,706	$ 36,035
Portfolio depreciation and amortization	13,284	53,838	64,081	115,814	128,936
Portfolio impairments	1,476	1,349	15,996	15,918	50,372
Realized losses (gains) on sales of real estate	1,018	(722)	(15,273)	(117)	(31,490)
Funds from operations attributable to common stockholders	**$ 18,336**	**$ 69,041**	**$ 88,010**	**$ 174,321**	**$ 183,853**
(Gain) loss on debt extinguishment	—	(5,401)	(8)	(26,729)	22
Real estate acquisition costs	23	408	424	456	577
Transaction costs	2,676	16,033	485	19,965	485
Non-cash interest expense	1,500	6,263	5,665	13,804	11,127
Accrued interest and fees on defaulted loans	98	295	899	851	1,573
Straight-line rent, net of related bad debt expense	(1,172)	(4,187)	(4,763)	(8,644)	(10,209)
Other amortization and non-cash charges	(282)	(89)	(760)	(694)	(1,705)
Non-cash compensation expense	2,617	4,739	9,194	9,105	11,438
Adjusted funds from operations attributable to common stockholders	**$ 23,796**	**$ 87,102**	**$ 99,146**	**$ 182,435**	**$ 197,161**
Dividends declared to common stockholders	N/A	$ 77,143	$ 82,422	$ 155,724	$ 169,544
Net income per share of common stock					
Basic	$ 0.01	$ 0.03	$ 0.05	$ 0.10	$ 0.07
Diluted	$ 0.01	$ 0.03	$ 0.05	$ 0.10	$ 0.07
FFO per diluted share of common stock [2]	$ 0.043	$ 0.16	$ 0.18	$ 0.40	$ 0.38
AFFO per diluted share of common stock [2]	$ 0.056	$ 0.20	$ 0.21	$ 0.42	$ 0.41
AFFO per diluted share of common stock, excluding severance charges [3]	$ 0.056	$ 0.20	$ 0.21	$ 0.42	$ 0.42
Weighted average shares of common stock outstanding:					
Basic	426,580,417	428,134,240	479,102,268	436,458,588	480,845,051
Diluted	427,465,111	429,018,934	479,102,268	437,016,151	480,845,051

[1] Activity for the month ended June 30, 2018 was extracted from the financial records of the Company. Certain adjustments were made to quarterly entries to reflect stand-alone activities for the month.

[2] For the three months ended June 30, 2018 and 2017, dividends paid to unvested restricted stockholders of $0.3 million and $0.2 million, respectively, and for the six months ended June 30, 2018 and 2017, dividends paid to unvested restricted stockholders of $0.7 million and $0.4 million, respectively, are deducted from Net Income, FFO and AFFO attributable to common stockholders in the computation of per share amounts.

[3] Included in G&A balance for the six months ended June 30, 2018 is $3.9 million of severance-related costs, comprised of $2.1 million of cash compensation and $1.8 million of non-cash compensation related to the acceleration of Restricted Stock and Performance Share Awards in connection with the departure of two executive officers. Included in G&A balance for the six months ended June 30, 2017 is $11.1 million of severance-related costs, comprised of $4.2 million of cash compensation and $6.9 million of non-cash compensation related to the acceleration of Restricted Stock and Performance Share Awards in connection with the departure of an executive officer.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q2 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2018 6

CONSOLIDATED BALANCE SHEETS $ in thousands, except per share amounts NYSE:SRC (Unaudited) June 30, December 31, 2018 2017 Assets: Real estate investments: Land and improvements $ 1,586,288 $ 1,598,355 Buildings and improvements 2,971,052 2,989,451 Total real estate investments 4,557,340 4,587,806 Less: accumulated depreciation (560,600) (503,568) 3,996,740 4,084,238 Loans receivable, net 55,438 78,466 Intangible lease assets, net 287,607 306,252 Real estate assets under direct financing leases, net 24,828 24,865 Real estate assets held for sale, net 18,825 20,469 Net investments 4,383,438 4,514,290 Cash and cash equivalents 9,289 8,792 Deferred costs and other assets, net 107,273 121,949 Investment in Master Trust 2014 33,581 — Preferred equity investment in Spirit MTA REIT 150,000 — Goodwill 225,600 225,600 Assets related to SMTA Spin-Off — 2,392,880 Total assets $ 4,909,181 $ 7,263,511 Liabilities and stockholders' equity Liabilities: Revolving Credit Facility $ 346,500 $ 112,000 Term Loan, net — — Senior Unsecured Notes, net 295,542 295,321 Mortgages and notes payable, net 467,334 589,644 Convertible Notes, net 722,756 715,881 Total debt, net 1,832,132 1,712,846 Intangible lease liabilities, net 125,905 130,574 Accounts payable, accrued expenses and other liabilities 121,858 131,642 Liabilities related to SMTA Spin-Off — 1,968,840 Total liabilities 2,079,895 3,943,902 Stockholders' equity: Preferred stock and paid in capital, $0.01 par value, 20,000,000 shares authorized: 6,900,000 shares issued and outstanding at both June 30, 2018 166,193 166,193 and December 31, 2017 Common stock, $0.01 par value, 750,000,000 shares authorized: 428,570,110 and 448,868,269 shares issued and outstanding at June 30, 2018 and 4,286 4,489 December 31, 2017, respectively. Capital in excess of par value 4,986,719 5,193,631 Accumulated deficit (2,327,912) (2,044,704) Total stockholders' equity 2,829,286 3,319,609 Total liabilities and stockholders' equity $ 4,909,181 $ 7,263,511 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q2 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2018 7

CAPITALIZATION NYSE:SRC $ in thousands, except share and per share data Enterprise Value $5,441 Million Capitalization & Enterprise Value $6,000 Common Shares Outstanding (1) 426,653,492 Common Share Price (2) $ 8.03 $5,000 Common Common Market Equity $ 3,426,028 $4,000 Market Equity Preferred Share Liquidation Value 172,500 Preferred $3,000 Market Equity Total Capitalization $ 3,598,528 $2,000 Total Total Adjusted Debt 1,841,988 Adjusted Debt $1,000 Total Enterprise Value $ 5,440,516 (1) Total outstanding shares as of June 30, 2018, less 1.9 million unvested restricted shares. $0 (2) Share price as of June 30, 2018. Debt Type Fixed/Floating Rate Debt Liquidity Unsecured Floating 75% Available Borrowing Capacity 19% Term Loan $ 420,000 Revolving Credit Facility 453,500 Cash & Cash Equivalents 9,289 Fixed Total Liquidity $ 882,789 Secured 81% 25% Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q2 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2018 8

SPIRIT REALTY

DEBT SUMMARY

$ in thousands as of June 30, 2018

	Maturity Date	Debt Balance	% of Total Principal	Interest Rate	Weighted Average Years to Maturity
Credit Facility					
Revolving Credit Facility [1]	March 31, 2019	$ 346,500	18.5%	3.320%	0.8
Unsecured Term Loan					
Term Loan [2]	November 2, 2018	—	—%	—%	0.3
Unamortized net premiums and deferred financing costs		—			
Carrying amount		—			
Convertible Notes					
2.875% Notes due 2019	May 15, 2019	402,500	21.5%	2.875%	0.9
3.750% Notes due 2021	May 15, 2021	345,000	18.5%	3.750%	2.9
Principal amount		747,500			
Unamortized net premiums and deferred financing costs		(24,744)			
Carrying amount		722,756			
Master Trust 2013 [3]					
Series 2013-2 Class A Notes	December 20, 2023	170,154	9.1%	5.269%	5.5
Unamortized net premiums and deferred financing costs		(4,588)			
Carrying amount		165,566			
Senior Unsecured Notes					
4.450 % Notes due 2026	September 15, 2026	300,000	16.0%	4.450%	8.2
Unamortized net premiums and deferred financing costs		(4,458)			
Carrying amount		295,542			
Mortgages Payable [3]					
7 CMBS loans on 101 properties [4]	August 2018 - August 2031	276,124	14.8%	5.510%	5.0
4 related party mortgages on 6 properties	November 2025 - March 2028	29,368	1.6%	1.000%	9.4
Principal amount		305,492			
Unamortized net premiums and deferred financing costs		(3,724)			
Carrying amount		301,768			
Total Debt, net		**$ 1,832,132**	**100.0%**	**3.949%**	**3.6**

	Principal Balance	% of Total Principal	Weighted Avg. Stated Int. Rate
Total Unsecured Debt	$ 1,394,000	74.6%	3.542%
Total Secured Debt [3]	475,646	25.4%	5.141%
Total Principal	**$ 1,869,646**	**100.0%**	**3.949%**

(1) The Revolving Credit Facility has an initial maturity date of March 31, 2019, which may be extended at the Company's option pursuant to a one-year extension option.
(2) The Term Loan has an initial maturity date of November 2, 2018, which may be extended at the Company's option pursuant to two one-year extension options.
(3) A significant portion of our secured debt is partially amortizing and requires a balloon payment at maturity.
(4) The weighted average rate includes the default interest rate for one single-asset fixed rate CMBS loan totaling $9.6 million, including $2.9 million of capitalized interest, that is in default due to underperformance of the collateral property.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q2 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2018 9

SENIOR UNSECURED NOTES COVENANT COMPLIANCE NYSE:SRC Covenant Requirement June 30, 2018 Total Debt to Total Assets < 60% 36.6% Total Secured Debt to Total Assets < 40% 8.7% Fixed Charge Coverage (1) > 1.5x 4.06x Total Unencumbered Assets to Total Unsecured Debt > 1.5x 2.78x Credit Ratings Fitch Ratings BBB- Moody's Ratings Services Baa3 Standard & Poor's Rating Services BBB- (1) Fixed Charge Coverage is calculated per the requirements of the Indenture agreement. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q2 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2018 10

INVESTMENT AND DISPOSITION ACTIVITY

$ in thousands

SPIRIT REALTY

Investments

Q2 2018			Number of Properties			Gross Investment						
	% of Gross Investment	Number of Transactions	Retained by SRC	Transferred to SMTA	Total Properties	Retained by SRC	Transferred to SMTA	Total Gross Investment	Annualized Rents	Total Square Feet	Initial Cash Yield [1]	Wtd. Avg. Lease Term (Years)
New Tenants	25.1%	1	—	3	3	$ —	$ 6,522	$ 6,522	$ 402	10,183	6.16%	20.1
Existing Tenants	33.3	1	—	1	1	—	8,665	8,665	865	89,305	9.98	10.5
Revenue Producing Capital Expenditures	41.6	—	18	7	25	9,337	1,501	10,838	956	—	8.82	—
Total/Weighted Average	**100.0%**	**2**	**18**	**11**	**29**	**$ 9,337**	**$ 16,688**	**$ 26,025**	**$ 2,223**	**99,488**	**8.54%**	**13.5**
By Asset Type:												
Retail	99.8%	2	17	11	28	$ 9,337	$ 16,630	$ 25,967	$ 2,218	99,488	8.54%	13.5
Industrial	0.2	—	1	—	1	—	58	58	5	—	8.00	—
Total/Weighted Average	**100.0%**	**2**	**18**	**11**	**29**	**$ 9,337**	**$ 16,688**	**$ 26,025**	**$ 2,223**	**99,488**	**8.54%**	**13.5**

YTD 2018			Number of Properties			Gross Investment						
	% of Gross Investment	Number of Transactions	Retained by SRC	Transferred to SMTA	Total Properties	Retained by SRC	Transferred to SMTA	Total Gross Investment	Annualized Rents	Total Square Feet	Initial Cash Yield [1]	Wtd. Avg. Lease Term (Years)
New Tenants	18.2%	1	—	3	3	$ —	$ 6,522	$ 6,522	$ 402	10,183	6.16%	20.1
Existing Tenants	31.4	2	1	1	2	2,636	8,665	11,301	1,146	107,093	10.14	11.6
Revenue Producing Capital Expenditures	50.4	—	43	9	52	16,441	1,663	18,104	1,465	—	8.09	—
Total/Weighted Average	**100.0%**	**3**	**44**	**13**	**57**	**$ 19,077**	**$ 16,850**	**$ 35,927**	**$ 3,013**	**117,276**	**8.39%**	**13.8**
By Asset Type:												
Retail	99.4%	3	44	10	54	$ 19,077	$ 16,630	$ 35,707	$ 2,994	117,276	8.39%	13.8
Industrial	0.3	—	—	2	2	—	107	107	9	—	8.00	—
Office	0.3	—	—	1	1	—	113	113	10	—	8.50	—
Total/Weighted Average	**100.0%**	**3**	**44**	**13**	**57**	**$ 19,077**	**$ 16,850**	**$ 35,927**	**$ 3,013**	**117,276**	**8.39%**	**13.8**

[1] The total weighted average cash yield for SRC retained properties and SMTA transferred properties was 8.90% and 8.29%, respectively, for the three months ended June 30, 2018, and 8.46% and 8.29%, respectively, for the six months ended June 30, 2018

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q2 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2018 11

INVESTMENT AND DISPOSITION ACTIVITY

$ in thousands

SPIRIT REALTY

Dispositions

Q2 2018		Number of Properties			Real Estate Investment			Gross Sales Price				
	% of R/E Investment	SRC Portfolios	SMTA Portfolios	Total Properties	SRC Portfolios	SMTA Portfolios	Total Real Estate Investment	SRC Portfolios	SMTA Portfolios	Total Gross Sales Price	Capitalization Rate [1] [2]	Wtd. Avg. Remaining Lease Term (Yrs)
Occupied	21.9%	3	2	5	$ 3,544	$ 3,789	$ 7,333	$ 3,369	$ 3,850	$ 7,219	7.88%	13.6
Vacant	24.4	3	1	4	7,561	600	8,161	6,689	875	7,564	—	—
Transferred to lender [3]	53.7	2	—	2	18,019	—	18,019	14,368	—	14,368	—	—
Total/Weighted Average	**100.0%**	**8**	**3**	**11**	**$ 29,124**	**$ 4,389**	**$ 33,513**	**$ 24,426**	**$ 4,725**	**$ 29,151**	**7.88%**	**13.6**
By Asset Type:												
Retail	100.0%	8	3	11	$ 29,124	$ 4,389	$ 33,513	$ 24,426	$ 4,725	$ 29,151	7.88%	13.6
Total/Weighted Average	**100.0%**	**8**	**3**	**11**	**$ 29,124**	**$ 4,389**	**$ 33,513**	**$ 24,426**	**$ 4,725**	**$ 29,151**	**7.88%**	**13.6**

YTD 2018		Number of Properties			Real Estate Investment			Gross Sales Price				
	% of R/E Investment	SRC Portfolios	SMTA Portfolios	Total Properties	SRC Portfolios	SMTA Portfolios	Total Real Estate Investment	SRC Portfolios	SMTA Portfolios	Total Gross Sales Price	Capitalization Rate [1] [2]	Wtd. Avg. Remaining Lease Term (Yrs)
Occupied	54.0%	9	21	30	$ 11,101	$ 32,054	$ 43,155	$ 11,830	$ 23,617	$ 35,447	11.38%	10.7
Vacant	10.2	3	1	4	7,562	600	8,162	6,689	875	7,564	—	—
Transferred to lender [3]	35.8	6	—	6	28,545	—	28,545	23,887	—	23,887	—	—
Total/Weighted Average	**100.0%**	**18**	**22**	**40**	**$ 47,208**	**$ 32,654**	**$ 79,862**	**$ 42,406**	**$ 24,492**	**$ 66,898**	**11.38%**	**10.7**
By Asset Type:												
Retail	92.5%	16	22	38	$ 41,208	$ 32,654	$ 73,862	$ 36,347	$ 24,492	$ 60,839	11.85%	10.7
Industrial	3.6	1	—	1	2,869	—	2,869	3,050	—	3,050	6.34	—
Office	3.9	1	—	1	3,131	—	3,131	3,009	—	3,009	—	—
Total/Weighted Average	**100.0%**	**18**	**22**	**40**	**$ 47,208**	**$ 32,654**	**$ 79,862**	**$ 42,406**	**$ 24,492**	**$ 66,898**	**11.38%**	**10.7**

[1] Capitalization rates are calculated solely on income producing properties.

[2] The weighted average capitalization rate for SRC portfolio properties and SMTA portfolio properties was 7.88% and 7.84%, respectively, for the three months ended June 30, 2018, and 7.73% and 13.23%, respectively, for the six months ended June 30, 2018.

[3] The gross sales price for properties transferred to lender represents the net book value of the properties at time of transfer.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q2 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2018 12

DEVELOPMENT PIPELINE NYSE:SRC Anticipated Construction Spend of $75.3 million (Remaining - $21.7 million) and Take-Out Commitments totaling $11.6 million Anticipated Completion Concept Number of Properties Location Date Gibsonton Theater (1) 1 Gibsonton, FL Q3 2018 Camping World (1) 3 Multiple Locations Q3 2018 Andy's Frozen Custard (1) 1 Orland Park, IL Q3 2018 Shooters World (1) 1 Orlando, FL Q4 2018 CircusTrix (1)(2) 3 Multiple Locations 2018 - 2019 Camping World CircusTrix Multiple Locations Multiple Locations (1) Represents a construction build commitment. (2) Represents a forward take-out commitment on two CircusTrix properties. Q2 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2018 13

TENANT DIVERSIFICATION – TOP 100

	Tenant Concept	Number of Properties	Square Feet (in thousands)	Percent of Contractual Rent
1	Walgreens	41	600	3.8%
2	Church's Chicken	170	243	3.5%
3	Circle K	82	248	3.2%
4	Home Depot	7	821	3.0%
5	CVS	36	446	2.6%
6	C-Store *(GPM Investments, LLC)*	105	272	2.4%
7	Albertsons	16	734	2.0%
8	PetSmart	4	1,016	1.7%
9	Ferguson Enterprises	7	1,003	1.7%
10	BJ's Wholesale Club	4	475	1.6%
11	Main Event	7	441	1.5%
12	Applebee's	22	120	1.5%
13	Sportsman's Warehouse	9	426	1.5%
14	Advance Auto Parts	54	377	1.5%
15	C-Store *(White Oak Station, LLC)*	41	163	1.5%
16	Dollar General	58	603	1.5%
17	Mister Car Wash	17	113	1.5%
18	Tractor Supply	22	589	1.4%
19	Smart & Final	5	263	1.4%
20	Regal Cinemas	8	357	1.4%
21	IBM	2	395	1.4%
22	LA Fitness	6	260	1.4%
23	Red Lobster	27	184	1.4%
24	FedEx	4	429	1.3%
25	Lowe's	6	806	1.3%

	Tenant Concept	Number of Properties	Square Feet (in thousands)	Percent of Contractual Rent
26	CarMax	4	155	1.2%
27	Pep Boys	12	250	1.1%
28	Specialists in Urology *(21st Century Oncology Holdings, Inc.)*	9	128	1.1%
29	AMC Theatres	4	226	1.1%
30	At Home	6	756	1.1%
31	Emagine Theaters	8	452	1.1%
32	Rite Aid	12	158	1.0%
33	Kohl's	6	483	1.0%
34	Georgia Theatre	4	171	0.9%
35	Smokey Bones Barbecue & Grill	13	100	0.9%
36	C-Store *(Supermesa Fuel & Merc, LLC)*	6	24	0.9%
37	C-Store *(Irving Oil Marketing, Inc.)*	37	101	0.9%
38	Flying J Travel Plaza	3	48	0.9%
39	Aaron's	26	266	0.8%
40	South Carolina Oncology Associates	1	120	0.8%
41	Defined Fitness	5	205	0.8%
42	Zips Car Wash	13	48	0.7%
43	J. Jill	1	390	0.7%
44	Taco Bueno	35	98	0.7%
45	Camping World	6	295	0.7%
46	Office Depot	10	214	0.7%
47	Dave & Buster's	3	80	0.7%
48	Best Buy	4	188	0.6%
49	C-Store *(Town Star Holdings, LLC)*	12	43	0.6%
50	Childcare Network	20	191	0.6%
	Top 50 Tenants	**1,020**	**16,574**	**68.6%**

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q2 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2018 14

SPIRIT REALTY

TENANT DIVERSIFICATION – TOP 100 (continued)

	Tenant Concept	Number of Properties	Square Feet (in thousands)	Percent of Contractual Rent
51	Sunny Delight	1	286	0.6%
52	Universal Tax Systems	1	101	0.6%
53	High Rise Extreme Air Sports	8	184	0.6%
54	Curacao	1	103	0.6%
55	24 Hour Fitness	2	105	0.6%
56	American Lubefast	27	60	0.6%
57	Malibu Boats	2	303	0.6%
58	Walmart	4	370	0.5%
59	DOW Emergency	3	41	0.5%
60	Ladybird Academy	6	72	0.5%
61	Gold's Gym	3	118	0.5%
62	Academy Sports	4	241	0.5%
63	Old Time Pottery	3	355	0.5%
64	Crunch Fitness	4	163	0.5%
65	Southern Theatres	2	106	0.5%
66	Food City	3	130	0.5%
67	C-Store *(Mountain Express Oil Company Southeast, LLC)*	13	27	0.4%
68	Riverview 14 GDX	1	66	0.4%
69	Davis-Standard	2	361	0.4%
70	KFC	14	40	0.4%
71	Hardee's	17	60	0.4%
72	C-Store *(Jordan Oil Company of the Carolinas, Inc)*	8	49	0.4%
73	Sonny's BBQ	8	48	0.4%
74	Staples	6	137	0.4%
75	Jo-Ann's	3	110	0.4%

	Tenant Concept	Number of Properties	Square Feet (in thousands)	Percent of Contractual Rent
76	Missoula Fresh Market	2	110	0.4%
77	Liberty Oilfield Services	2	85	0.4%
78	Taco Bell	9	20	0.3%
79	Faurecia Interior Systems	1	107	0.3%
80	Clean Freak	5	22	0.3%
81	Accel International	2	270	0.3%
82	Cinemark	1	54	0.3%
83	Winco Grocery	1	82	0.3%
84	HOM Furniture	1	122	0.3%
85	El Chico	1	19	0.3%
86	Dollar Tree	11	105	0.3%
87	Brookshire Brothers	7	213	0.3%
88	Hobby Lobby	1	141	0.3%
89	C-Store *(Wawa, Inc.)*	3	14	0.3%
90	Ryan's	5	54	0.3%
91	In-Shape	2	62	0.3%
92	Milo's	8	25	0.3%
93	Sonic Drive-In	14	24	0.3%
94	Childtime	8	63	0.3%
95	Fox Rehabilitation Services	1	90	0.3%
96	Bank of America	1	73	0.2%
97	Studio Movie Grill	4	203	0.2%
98	La-Z-Boy	2	51	0.2%
99	Sonic Drive-In	10	16	0.2%
100	Twin Tiers Eye Care	6	44	0.2%
Top 100 Tenants		**1,274**	**22,279**	**88.1%**

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q2 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2018 15

INDUSTRY DIVERSIFICATION

Industry Category Concentration: Percent of Contractual Rent



Service
59.7%
Industrial
4.6%
Other
0.8%
Traditional
Retail
34.9%

Tenant Industry	Industry Category	Number of Owned Properties	Total Square Feet (in thousands)	Percent of Contractual Rent
Convenience Stores	Service	312	963	10.8%
Restaurants - Quick Service	Service	332	686	7.6%
Drug Stores / Pharmacies	Service	89	1,204	7.4%
Restaurants - Casual Dining	Service	101	725	6.2%
Movie Theaters	Service	32	1,636	5.9%
Grocery	Retail	42	1,940	5.6%
Health and Fitness	Service	30	1,213	4.8%
Home Improvement	Retail	14	1,653	4.4%
Specialty Retail	Retail	62	1,682	4.1%
Medical Office	Service	36	621	4.1%
Home Furnishings	Retail	19	1,869	3.8%
Entertainment	Service	21	812	3.1%
Manufacturing	Industrial	13	1,875	2.9%
Professional Services	Service	6	685	2.6%
Car Washes	Service	35	183	2.5%
Warehouse Clubs/Supercenters	Retail	9	883	2.4%
Automotive Services	Service	54	419	2.2%
Sporting Goods	Retail	13	667	2.1%
Building Materials	Retail	9	1,047	1.8%
Dollar Stores	Retail	69	707	1.8%
Pet Supplies & Services	Retail	4	1,016	1.7%
Education	Service	37	390	1.7%
Distribution	Industrial	6	675	1.7%
Automotive Dealers	Retail	10	308	1.6%
Automotive Parts	Retail	54	383	1.5%
Office Supplies	Retail	17	458	1.2%
General Merchandise	Retail	6	483	1.0%
Apparel	Retail	4	477	1.0%
Travel Plaza	Service	3	48	0.8%
Other	Other	6	244	0.8%
Consumer Electronics	Retail	4	188	0.6%
Discount Retailer	Retail	3	166	0.3%
Vacant		6	1,008	—
Total		**1,458**	**27,314**	**100.0%**

Tenant Industry determined using the NAICS code of the Tenant.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q2 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2018 16

PORTFOLIO DIVERSIFICATION NYSE:SRC KEY Northeast Midwest South West % of Contractual Rent Texas 12.2% Arizona 3.5% Colorado 2.4% New Jersey 1.5% Kansas 1.1% Utah 0.8% Massachusetts 0.5% Wyoming 0.1% Florida 7.9% Michigan 3.4% Minnesota 2.3% New Hampshire 1.4% Idaho 1.0% Washington 0.7% Wisconsin 0.4% Alaska 0.1% Georgia 6.9% Missouri 3.2% New York 2.0% Pennsylvania 1.3% Louisiana 1.0% North Dakota 0.6% Rhode Island 0.3% South Dakota 0.1% California 5.6% South Carolina 2.7% Kentucky 2.0% Arkansas 1.3% Connecticut 1.0% Maine 0.6% West Virginia 0.3% Delaware 0.1% Ohio 4.8% Virginia 2.7% Indiana 2.0% Mississippi 1.3% Maryland 1.0% Oregon 0.6% Nebraska 0.2% Vermont * Illinois 4.2% Alabama 2.6% New Mexico 1.9% Nevada 1.2% Iowa 0.9% Montana 0.5% U.S. V.I. 0.2% Hawaii — Tennessee 3.6% North Carolina 2.5% Oklahoma 1.5% * Less than 0.1% Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q2 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2018 17

SAME STORE CONTRACTUAL RENT

$ in thousands

Same Store Results		
Number of Properties		1,361
Total Square Feet (in thousands)		21,925
June 2018 Contractual Rent	$	26,518
June 2017 Contractual Rent	$	26,116
Increase (in dollars)	$	402
Increase (percent)		1.5%

Same Store Pool Defined

We include all properties owned throughout the measurement period in both the current and prior year and exclude: multi-tenant properties, properties that were vacant, renewed or relet at any point during the measurement period, construction in progress, and properties where contractual rent was fully or partially reserved in either the current or prior measurement period.



Top Tenant Industry Contributors	Contractual Rent for the Month ended June 30, 2018	Contractual Rent for the Month ended June 30, 2017	Net Change	% Change by Industry Type	% of Total Industry Contribution
Convenience Stores	$ 3,102	$ 3,042	$ 60	2.0%	11.7%
Restaurants - Quick Service	2,210	2,178	32	1.5%	8.3%
Drug Stores / Pharmacies	1,984	1,980	4	0.2%	7.5%
Restaurants - Casual Dining	1,768	1,766	2	0.1%	6.7%
Grocery	1,530	1,517	13	0.9%	5.8%
Health and Fitness	1,421	1,396	25	1.8%	5.4%
Movie Theaters	1,379	1,323	56	4.2%	5.2%
Medical Office	1,215	1,163	52	4.5%	4.6%
Remaining Tenant Categories	11,909	11,751	158	1.3%	44.8%
Total	**$ 26,518**	**$ 26,116**	**$ 402**	**1.5%**	**100.0%**

Asset Type	Contractual Rent for the Month ended June 30, 2018	Contractual Rent for the Month ended June 30, 2017	Net Change	% Change by Asset Type	% of Total Asset Contribution
Retail	$ 22,890	$ 22,586	$ 304	1.3%	86.3%
Industrial	2,296	2,239	57	2.5%	8.7%
Office	1,332	1,291	41	3.2%	5.0%
Total	**$ 26,518**	**$ 26,116**	**$ 402**	**1.5%**	**100.0%**

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q2 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2018 18

OCCUPANCY NYSE:SRC Owned Properties Change in Vacant Properties Occupied 1,452 Vacant Properties at December 31, 2017 19 Additions 12 Vacant 6 Dispositions (8) Total Owned Properties 1,458 Relets (2) Contributions to SMTA (15) Occupancy Rate 99.6% Vacant Properties at June 30, 2018 6 Historical Occupancy Rates 99.6% 98.4% 98.3% 98.7% 98.5% 98.6% 98.7% 98.3% 98.4% 98.2% 97.7% 97.9% 99.1% 99.2% 98.9% 100% 90% 80% 70% 60% 50% 40% 30% 20% 10% 0% Q4-14 Q1-15 Q2-15 Q3-15 Q4-15 Q1-16 Q2-16 Q3-16 Q4-16 Q1-17 Q2-17 Q3-17 Q4-17 Q1-18 Q2-18 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q2 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2018 19

LEASE STRUCTURE AND EXPIRATIONS $ in thousands NYSE:SRC Lease Expirations as a Percent of Contractual Rent   Number of Total Contractual Rent Owned Square Feet (1) Year Properties (in thousands) Annualized 2018 Remainder 0.8% 2018 Remainder 7 422 $ 3,052 2019 2.1% 2020 3.4% 2019 26 617 7,641 2021 8.5% 2020 35 1,011 12,378 2022 5.6% 2021 116 2,406 30,764 2023 9.9% 2022 44 1,825 20,147 2024 3.5% 2025 2023 110 3,760 36,050 4.7% 2026 6.2% 2024 20 1,113 12,639 2027 9.5% 2025 37 1,258 17,083 Thereafter 45.8% 2026 77 1,683 22,344 2027 120 2,471 34,538 Thereafter 860 9,740 166,310 Lease Escalations as a Percent of Contractual Rent (Excludes Multi-Tenant Properties) Vacant 6 1,008 — Totals 1,458 27,314 $ 362,946 (1) Contractual Rent multiplied by twelve. Annualized Cash Rents were $361.9 million as of June 30, 2018. Flat Based on Contractual Rent: Contractual Fixed 15% Increases 85% of our leases (excluding those on multi-tenant 65% properties) provide for periodic escalations, 38% of our leases are under master lease structures, 42% of our tenants provide unit level financials, and CPI-Related 20% 2.7x FCCR for our reporting tenants Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q2 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2018 20

NET ASSET VALUE (NAV) COMPONENTS $ in thousands NYSE:SRC Number of Contractual Rent Owned Real Estate Portfolio Properties Annualized (1) Retail (2) 1,385 $ 308,196 Office 36 18,456 Industrial 26 29,069 Data Centers 3 5,845 Leased Real Estate Properties Held For Sale, Net 2 1,380 Vacant Properties (3) 5 — Properties under Defaulted Loans (4) 1 — Total Owned Real Estate Portfolio 1,458 $ 362,946 Other NAV Components Total Loans Receivable Principal Balance Outstanding: $ 52,306 Investment in Master Trust 2014 Principal Balance Outstanding: $ 33,581 Cash and Cash Equivalents $ 9,289 Restricted Cash 18,369 Contractual Rent Preferred Equity Investment in Spirit MTA REIT 150,000 Annualized (1) Accounts Receivable, Prepaid Assets, and Other Tangible Assets, Net 22,360 Top Ten Tenants $ 92,320 Total Other Tangible Assets Net Book Value: $ 200,018 Top 100 Tenants $ 319,983 (1) June Contractual Rent multiplied by twelve. Total Debt Principal Balance Outstanding: $ 1,869,646 (2) Includes five direct financing lease properties with a Real Estate Investment value of $24.8 million. Annualized Cash Rents include the tenants' current cash obligations of $1.9 million for the lease of these properties. Accounts Payable, Accrued Expenses (3) Includes one property that is held for sale with a net book value of $8.3 (5) Net Book Value: $ 121,858 million. and Other Tangible Liabilities (4) One vacant property, with a net book value of $0.7 million, securing a fixed rate CMBS loan with $9.6 million of outstanding principal payable (including $2.9 million of capitalized interest) that is in default due to the Preferred Shares Liquidation Value: $ 172,500 underperformance of the property. (5) Includes $78.7 million in dividends payable. (6) (6) Total outstanding shares as of June 30, 2018, less 1.9 million unvested Common Shares Outstanding 426,653,492 restricted shares. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q2 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2018 21

SPIRIT REALTY

ANALYST COVERAGE

BofA Merrill Lynch	Joshua Dennerlein	joshua.dennerlein@baml.com	646.855.1681
BTIG	Michael Gorman	mgorman@btig.com	212.738.6138
Capital One Securities	Chris Lucas	christopher.lucas@capitalone.com	571.633.8151
Deutsche Bank	Derek Johnston	derek.johnston@db.com	904.520.4973
	Shivani Sood	shivani.sood@db.com	212.250.4617
Green Street Advisors	Spencer Allaway	sallaway@greenst.com	949.640.8780
Janney Montgomery Scott	Robert Stevenson	robstevenson@janney.com	646.840.3217
	Venkat Kommineni	vkommineni@janney.com	646.840.3219
J.P. Morgan	Anthony Paolone	anthony.paolone@jpmorgan.com	212.622.6682
	Nikita Bely	nikita.bely@jpmorgan.com	212.622.0695
Ladenburg Thalman & Co.	John Massocca	jmassocca@ladenburg.com	212.409.2543
Mizuho Securities	Haendel St. Juste	haendel.st.juste@us.mizuho-sc.com	212.205.7860
	Jieren Huang	jieren.huang@us.mizuho-sc.com	212.205.7862
Morgan Stanley	Vikram Malhotra	vikram.malhotra@morganstanley.com	212.761.7064
	Kevin Egan	kevin.egan@morganstanley.com	212.761.5028
Raymond James	Collin Mings	collin.mings@raymondjames.com	727.567.2585
	Marnie Georges	marnie.georges@raymondjames.com	727.567.2538
RBC Capital Markets	Wes Golladay	wes.golladay@rbccm.com	440.715.2650
	Brian Hawthorne	brian.hawthorne@rbccm.com	440.715.2653
RW Baird	RJ Milligan	rjmilligan@rwbaird.com	813.273.8252
	Will Harman	wharman@rwbaird.com	414.298.2337
Sun Trust Robinson Humphrey	Ki Bin Kim	kibin.kim@suntrust.com	212.303.4124
	Ian Gaule	ian.gaule@suntrust.com	212.590.0948

The aforementioned security analysts currently provide opinions, estimates and forecasts, which are their own and are not promoted or endorsed by Spirit or its management team. Therefore, their opinions, estimates or forecasts are their own and should not be interpreted as Spirit's opinions, estimates or forecasts. Any reference or distribution by Spirit expressly disclaims any endorsement of or concurrent with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

Q2 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2018 22

APPENDIX 23

REPORTING DEFINITIONS AND EXPLANATIONS NYSE:SRC Funds from Operations (FFO) and addition, other equity REITs may not calculate FFO comparable to such other equity REITs’ AFFO. AFFO Adjusted Funds from Operations (AFFO) as we do, and, accordingly, our FFO may not be does not represent cash generated from operating We calculate FFO in accordance with the standards comparable to such other equity REITs’ FFO. activities determined in accordance with GAAP, is not established by the National Association of Real Accordingly, FFO should be considered only as a necessarily indicative of cash available to fund cash Estate Investment Trusts (NAREIT). FFO represents supplement to net income (loss) attributable to needs and should not be considered as an alternative net income (loss) attributable to common common stockholders as a measure of our to net income (determined in accordance with GAAP) stockholders (computed in accordance with GAAP), performance. as a performance measure. excluding real estate-related depreciation and amortization, impairment charges and net (gains) AFFO is a non-GAAP financial measure of operating Adjusted EBITDAre represents EBITDAre, or losses from property dispositions. FFO is a performance used by many companies in the REIT earnings before interest, taxes, depreciation and supplemental non-GAAP financial measure. We use industry. We adjust FFO to eliminate the impact of amortization for real estate, modified to include other FFO as a supplemental performance measure certain items that we believe are not indicative of our adjustments to GAAP net income (loss) for because we believe that FFO is beneficial to core operating performance, including restructuring transaction costs, severance charges, real estate investors as a starting point in measuring our and divestiture costs, other G&A costs associated acquisition costs, and debt transactions and other operational performance. Specifically, in excluding with relocation of the Company's headquarters, items that we do not consider to be indicative of our real estate-related depreciation and amortization, transactions costs associated with our proposed spin- on-going operating performance. We focus our gains and losses from property dispositions and off, default interest and fees on non-recourse business plans to enable us to sustain increasing impairment charges, which do not relate to or are not mortgage indebtedness, debt extinguishment gains shareholder value. Accordingly, we believe that indicative of operating performance, FFO provides a (losses), transaction costs incurred in connection with excluding these items, which are not key drivers of performance measure that, when compared year the acquisition of real estate investments subject to our investment decisions and may cause short-term over year, captures trends in occupancy rates, rental existing leases and certain non-cash items. These fluctuations in net income, provides a useful rates and operating costs. We also believe that, as a certain non-cash items include non-cash revenues supplemental measure to investors and analysts in widely recognized measure of the performance of (comprised of straight-line rents, amortization of assessing the net earnings contribution of our real equity REITs, FFO will be used by investors as a above and below market rent on our leases, estate portfolio. Because these measures do not basis to compare our operating performance with that amortization of lease incentives, amortization of net represent net income (loss) that is computed in of other equity REITs. However, because FFO premium (discount) on loans receivable, provision for accordance with GAAP, they should not be excludes depreciation and amortization and does not bad debts and amortization of capitalized lease considered alternatives to net income (loss) or as an capture the changes in the value of our properties transaction costs), non-cash interest expense indicator of financial performance. A reconciliation of that result from use or market conditions, all of which (comprised of amortization of deferred financing net income (loss) attributable to common have real economic effects and could materially costs and amortization of net debt discount/premium) stockholders (computed in accordance with GAAP) to impact our results from operations, the utility of FFO and non-cash compensation expense (stock-based EBITDAre and Adjusted EBITDAre is included in the as a measure of our performance is limited. In compensation expense). In addition, other equity Appendix found at the end of this presentation. REITs may not calculate AFFO as we do, and, accordingly, our AFFO may not be Q2 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2018 24

REPORTING DEFINITIONS AND EXPLANATIONS NYSE:SRC Annualized Adjusted EBITDAre is calculated by We believe this ratio is a beneficial disclosure to Contractual Rent represents monthly contractual multiplying Adjusted EBITDAre of a quarter by four. investors as a supplemental means of evaluating our cash rent and earned income from direct financing Our computation of Adjusted EBITDAre and ability to meet obligations senior to those of our leases, excluding percentage rents, from our Owned Annualized Adjusted EBITDAre may differ from the equity holders. Our computation of this ratio may Properties recognized during the final month of the methodology used by other equity REITs to calculate differ from the methodology used by other equity reporting period, adjusted to exclude amounts these measures and, therefore, may not be REITs and, therefore, may not be comparable to such received from properties sold during that period and comparable to such other REITs. A reconciliation of other REITs. adjusted to include a full month of contractual rent for Annualized Adjusted EBITDAre is included in the properties acquired during that period. We use Annualized Cash Rents represents the annualized Appendix found at the end of this presentation. Contractual Rent when calculating certain metrics monthly Contractual Rent, less any rent reserved for, that are useful to evaluate portfolio credit, asset type, Adjusted Debt represents interest bearing debt multiplied by twelve. industry and geographic diversity and to manage risk. (reported in accordance with GAAP) adjusted to Capitalization Rate represents the Annualized Cash exclude unamortized debt discount/premium, EBITDAre is a non-GAAP financial measure and is Rents on the date of a property disposition divided by deferred financing costs, cash and cash equivalents computed in accordance with standards established the gross sales price. For multi-tenant properties, and cash reserves on deposit with lenders as by NAREIT. EBITDAre is defined as net income (loss) non-reimbursable property costs are deducted from additional security. By excluding these amounts, the (computed in accordance with GAAP), plus interest the Annualized Cash Rents prior to computing the result provides an estimate of the contractual amount expense, plus income tax expense (if any), plus disposition Capitalization Rate. of borrowed capital to be repaid, net of cash available depreciation and amortization, plus (minus) losses to repay it. We believe this calculation constitutes a CMBS are those notes secured by commercial real and gains on the disposition of depreciated property, beneficial supplemental non-GAAP financial estate and rents therefrom under which certain plus impairment write-downs of depreciated property disclosure to investors in understanding our financial indirect wholly-owned special purpose entity and investments in unconsolidated real estate condition. A reconciliation of interest bearing debt subsidiaries of the Company are the borrowers. ventures, plus adjustments to reflect the Company's (reported in accordance with GAAP) to Adjusted Debt These liabilities are discussed in greater detail in our share of EBITDAre of unconsolidated real estate is included in the Appendix found at the end of this financial statements and the notes thereto included in ventures. presentation. our periodic reports filed with the SEC. Economic Yield is calculated by dividing the Adjusted Debt to Annualized Adjusted EBITDAre Convertible Notes are the $402.5 million convertible contractual cash rent, including fixed rent escalations is a supplemental non-GAAP financial measure we notes of the Company due in 2019 and the $345.0 and/or cash increases determined by CPI (increases use to evaluate the level of borrowed capital being million convertible notes of the Company due in calculated using a month to month historical CPI used to increase the potential return of our real estate 2021, together. These liabilities are discussed in index) by the initial lease term, expressed as a investments and a proxy for a measure we believe is greater detail in our financial statements and the percentage of the Gross Investment. used by many lenders and ratings agencies to notes thereto included in our periodic reports filed evaluate our ability to repay and service our debt with the SEC. obligations over time. Q2 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2018 25

REPORTING DEFINITIONS AND EXPLANATIONS NYSE:SRC Enterprise Value represents Total Market Initial Cash Yield from properties is calculated by Master Trust 2013 Notes are net-lease mortgage Capitalization less cash and cash equivalents and dividing the first twelve months of contractual cash notes issued under the Spirit Master Funding reserves on deposit with lenders as of the date rent (excluding any future rent escalations provided Program and the securitization trusts established indicated. subsequently in the lease and percentage rent) by thereunder. Indirect special purpose entity the Gross Investment in the related properties. Initial subsidiaries of the Company are the borrowers. Equity Market Capitalization is calculated by Cash Yield is a measure (expressed as a These liabilities are discussed in greater detail in our multiplying the number of shares outstanding by the percentage) of the contractual cash rent expected to financial statements and the notes thereto included in closing share price of the Company’s common stock be earned on an acquired property in the first year. our periodic reports filed with the SEC. as of the date indicated. Because it excludes any future rent increases or additional rent that may be contractually provided for Net Asset Value (NAV) We believe disclosing Fixed Charge Coverage Ratio (FCCR) is the ratio of in the lease, as well as any other income or fees that information frequently used in the calculation of NAV Annualized Adjusted EBITDA to Annualized Fixed may be earned from lease modifications or asset is useful to investors and because it enables and Charges, a ratio derived from non-GAAP measures dispositions, Initial Cash Yield does not represent the facilitates calculation of a metric frequently used by that we use to evaluate our liquidity and ability to annualized investment rate of return of our acquired our management as one method to estimate the fair obtain financing. Fixed charges consist of interest properties. Additionally, actual contractual cash rent value of our business. The assessment of the fair expense, reported in accordance with GAAP, less earned from the properties acquired may differ from value of our business is subjective in that it involves non-cash interest expense. Annualized Fixed the Initial Cash Yield based on other factors, estimates and assumptions and can be calculated Charges is calculated by multiplying fixed charges for including difficulties collecting anticipated rental using various methods. Therefore, we have the quarter by four. revenues and unanticipated expenses at these presented certain information regarding our financial properties that we cannot pass on to tenants, as well and operating results, as well as our assets and GAAP are the Generally Accepted Accounting as the risk factors set forth in our Annual Report on liabilities that we believe are important in calculating Principles in the United States. Form 10-K for the year ended December 31, 2017. our NAV, but have not presented any specific methodology nor provided any guidance on the Gross Investment represents the gross acquisition Lease Expiration is the end of the initial term under assumptions or estimates that should be used in the cost including the contracted purchase price and a lease and does not account for extension periods calculation of NAV. The components of NAV do not related capitalized transaction costs. under the lease. consider the potential changes in the value of assets, the collectability of rents or other receivable obligations, or the value associated with our operating platform. Q2 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2018 26

REPORTING DEFINITIONS AND EXPLANATIONS NYSE:SRC Net Book Value represents the Real Estate Tenant represents the legal entity ultimately Weighted Average Remaining Lease Term is Investment value net of accumulated depreciation. responsible for obligations under the lease calculated by dividing the sum product of (a) a stated agreement or an affiliated entity. Other tenants may revenue or sales price component and (b) the lease Occupancy is calculated by dividing the number of operate the same or similar business concept or term for each lease by (c) the sum of the total economically yielding Owned Properties in the brand. revenue or sale price components for all leases portfolio as of the measurement date by the number within the sample. of total Owned Properties on said date. Term Loan refers to a $420.0 million unsecured term facility which includes an accordion feature which Weighted Average Stated Interest Rate is Owned Properties refers to properties owned fee- allows the facility to be increased to up to $600.0 calculated by dividing the sum product of (a) coupon simple or ground leased by Company subsidiaries as million, subject to obtaining additional lender interest rate of each note and (b) the principal lessee. commitments. Borrowings may be repaid without balance outstanding of each note by (c) the sum of premium or penalty, and may be re-borrowed within the total principal balances outstanding for all notes Real Estate Investment represents the Gross 30 days up to the then available loan commitment. in the sample. Investment plus improvements less impairment charges. Total Market Capitalization represents Equity Weighted Average Unit Level Rent Coverage is Market Capitalization plus Total Debt as of the date used as an indicator of individual asset profitability, as Revolving Credit Facility refers to the $800 million indicated. well as signaling the property’s importance to our unsecured credit facility which matures on March 31, tenants’ financial viability. We calculate Unit Level 2019. The Revolving Credit Facility includes sublimits Total Debt represents the sum of the principal Rent Coverage by dividing our reporting tenants’ for swingline loans and letter of credit issuances. balances outstanding on interest-bearing debt on the trailing 12-month EBITDAR (earnings before interest, Swingline loans and letters of credit reduce Company’s balance sheet as of the date indicated. tax, depreciation, amortization and rent) by annual availability under the Revolving Credit Facility.  The contractual rent. These are then weighted based on ability to borrow under the Revolving Credit Facility is Unencumbered Assets represents the assets in our the tenant's Contractual Rent. Tenants in the subject to the ongoing compliance with customary portfolio that are not subject to mortgage manufacturing industry are excluded from the financial covenants. indebtedness, which we use to evaluate our calculation. potential access to capital and in our management of Senior Unsecured Notes refers to the $300 million financial risk. The asset value attributed to these aggregate principal amount of 4.450% senior assets is the Real Estate Investment. unsecured notes due 2026. Unsecured Debt represents components of Total Debt that are not secured by liens, mortgages or deeds of trust on Company assets. Q2 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2018 27

SPIRIT REALTY

NON-GAAP RECONCILIATIONS

$ in thousands

Adjusted Debt, Adjusted EBITDAre, Annualized Adjusted EBITDAre		Q2 2018
Revolving Credit Facility	$	346,500
Term Loan, net		—
Senior Unsecured Notes, net		295,542
Mortgages and notes payable, net		467,334
Convertible Notes, net		722,756
Total debt, net		**1,832,132**
Add / (less):		
Unamortized debt discount, net		20,042
Unamortized deferred financing costs		17,472
Cash and cash equivalents		(9,289)
Restricted cash balances held for the benefit of lenders		(18,369)
Total adjustments		9,856
Adjusted Debt	**$**	**1,841,988**
Preferred Stock at liquidation value		172,500
Adjusted Debt + Preferred Stock	**$**	**2,014,488**
Net Income	**$**	**17,164**
Add / (less):		
Interest		42,056
Depreciation and amortization		53,980
Income tax expense		203
Realized losses (gains) on sales of real estate assets		(722)
Impairments on real estate assets		1,349
Total adjustments		96,866
EBITDAre	**$**	**114,030**
Add / (less):		
Other costs in G&A associated with Spin-Off		1,392
Transaction costs		16,033
Real estate acquisition costs		408
Gain on debt extinguishment		(5,401)
Total adjustments		12,432
Adjusted EBITDAre	**$**	**126,462**
Annualized Adjusted EBITDAre	**$**	**505,848**
Adjusted Debt / Annualized Adjusted EBITDAre		**3.6x**
Adjusted Debt + Preferred / Annualized EBITDAre		**4.0x**

Fixed Charge Coverage Ratio (FCCR)

		Q2 2018
Annualized Adjusted EBITDAre	$	505,848
Interest expense		42,056
Less: Non-cash interest		(6,262)
Preferred Stock dividends		2,588
Fixed charges	**$**	**38,382**
Annualized fixed charges	**$**	**153,528**
Fixed Charge Coverage Ratio		**3.3x**

Adjusted Debt to Enterprise Value

		Q2 2018
Adjusted Debt	**$**	**1,841,988**
Enterprise value		**5,440,516**
Adjusted Debt / Enterprise Value		**33.9%**

Unencumbered Assets to Unsecured Debt

		Q2 2018
Unsecured debt:		
Revolving Credit Facility	$	346,500
Term Loan		—
Senior Unsecured Notes		300,000
Convertible Notes		747,500
Total Unsecured Debt	**$**	**1,394,000**
Unencumbered Assets	**$**	**3,869,229**
Unencumbered Assets / Unsecured Debt		**3.5x**

Notice Regarding Non-GAAP Financial Measures

In addition to U.S. GAAP financial measures, this presentation contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in this Appendix if the reconciliation is not presented on the page in which the measure is published.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q2 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2018 28

FORWARD-LOOKING STATEMENTS AND RISK FACTORS NYSE:SRC The information in this supplemental report should be read in conjunction with the accompanying earnings press release, as well as the Company's Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other information filed with the Securities and Exchange Commission. This supplemental report is not incorporated into such filings. This document is not an offer to sell or a solicitation to buy securities of Spirit Realty Capital, Inc. Any offer or solicitation shall be made only by means of a prospectus approved for that purpose. Forward-Looking and Cautionary Statements This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expect,” “plan,” "will," “estimate,” “project,” “intend,” “believe,” “guidance,” and other similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, Spirit’s continued ability to source new investments, risks associated with using debt and equity financing to fund Spirit’s business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads, changes in the price of our common stock, and conditions of the equity and debt capital markets, generally), unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities, general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants’ financial condition and operating performance, and competition from other developers, owners and operators of real estate), the financial performance of our retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers, potential fluctuations in the consumer price index, risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, the impact of the spin-off on Spirit's business, and other additional risks discussed in Spirit’s most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K. Spirit expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Q2 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of June 30, 2018 29